UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2008

Date of Report (date of earliest event reported)

Intraware, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No. )

25 Orinda Way

Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 20, 2008, Intraware, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Acresso Software Inc., a Delaware corporation (“Acresso”), and Indians Merger Corp., a Delaware corporation and a wholly owned direct subsidiary of Acresso (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Acresso (the “Merger”). Acresso is controlled by Thoma Bravo, LLC (“Thoma Bravo”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Common Stock and Series A Preferred Stock of the Company, other than shares owned by the Company, Acresso or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $4.00 in cash, without interest and each issued and outstanding share of Series B Preferred Stock of the Company other than shares owned by the Company, Acresso or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $6,000.00 in cash, without interest, or $6.00 per share on an as converted to common stock basis.

Vesting of all outstanding Company equity based awards will continue until the closing of the Merger, in accordance with their respective terms. At the closing of the Merger, outstanding restricted stock unit awards will be purchased for $4.00 per share less applicable withholdings. Immediately prior to the closing of the Merger, outstanding options will become fully vested and exercisable. To the extent unexercised as of the closing of the Merger, options with an exercise price below $4.00 per share will be cashed out at the difference between $4.00 and the exercise price of the option, less applicable withholdings. All other options with an exercise price that equals or exceeds $4.00, which is the per share merger consideration, will terminate as of the closing of the Merger without consideration.

The Merger Agreement contains a non-solicitation or “no shop” provision restricting the Company from soliciting alternative acquisition proposals from third parties and from providing information to and engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals. The Company may terminate the Merger Agreement to accept a superior proposal, subject to paying the Company termination fee described below. The Merger Agreement also contains other customary termination provisions, including by Acresso if the Company’s stockholders do not approve the Merger or the Company’s Board of Directors recommends a competing proposal or withdraws its recommendation of the Merger, by either party if a governmental entity enjoins the Merger, by either party if the other party materially breaches its representations, warranties or covenants contained in the Merger Agreement or by either party if the Merger has not closed by February 20, 2009.

The Merger Agreement provides that Acresso would be required to pay the Company a termination fee of $3,000,000 if the Company chooses to terminate the Agreement on the basis that Acresso fails to close the Merger at a time when all of the relevant closing conditions have been satisfied. The Company’s damages for breaches of the Merger Agreement by Acresso are effectively limited to monetary damages equal to the Acresso termination fee. The Merger Agreement further provides that, upon its termination under specified circumstances, including by the Company to accept a superior proposal, the Company would be required to pay Acresso a termination fee of $1,600,000.

Acresso has obtained an equity financing commitment for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the commitment, together with the available cash of the Company, are expected to be sufficient for Acresso to pay the aggregate merger consideration and all related fees and expenses.

Consummation of the Merger is subject to customary conditions to closing, including the approval of the Company’s stockholders.

The Board of Directors of the Company (the “Board”) approved the Merger Agreement and recommends that the Company’s stockholders adopt the Merger.

On October 20, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Voting Agreement

On October 20, 2008, Acresso and each of the officers and directors of the Company, other than Alexander Danzberger who recused himself from consideration of the Merger due to his relationship with Digital River, Inc., a major stockholder of the Company, entered into a voting agreement (the “Voting Agreement”). The Voting Agreement provides that each of the Company’s officers and directors will vote all shares of capital stock of the Company such person beneficially owns in favor of the approval of the Merger Agreement and the Merger and against approval of any proposal made in opposition to or in competition with the consummation of the Merger. In addition, each of the Company’s officers and directors agreed, subject to limited exceptions, not to directly or indirectly transfer the shares of capital stock of the Company such person beneficially owns from the period beginning on October 20, 2008 through the earlier of the date of the Merger or the date that the Expiration Date (as defined in the Voting Agreement).

Item 3.03	Material Modification to Rights of Security Holders.

On October 20, 2008, the Company and Computershare Investor Services, LLC (the “Rights Agent”) entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Preferred Stock Rights Agreement between the Company and the Rights Agent dated January 22, 2007 (the “Rights Agreement”). The Amendment permits the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the provisions of the Rights Agreement. In addition, the Amendment provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Change of Control Severance Policy

On October 19, 2008, the Compensation Committee of the Board amended and restated its existing Employee Change of Control Severance Policy. The Board originally adopted the Employee Change of Control Severance Policy effective August 1, 2005. The policy is designed to help ensure that the Company has the continued dedication and efforts of its employees in the event of a change of control transaction, such as the Merger. The Employee Change of Control Severance Policy covers certain employees as determined by the Compensation Committee, but is not applicable to any employees covered by the Employee Retention

Plan described below. The amendment to the policy implemented on October 19, 2008 consisted of certain technical changes to the policy to comply with certain provisions of Section 409A of the Internal Revenue Code.

Under the terms of the Employee Change of Control Severance Policy, if, during the one year period following a change in control of the Company, a participant’s employment is terminated by the Company without “cause” or by the participant for “constructive discharge,” each as defined in the policy, the participant will receive lump sum severance benefits of from two to four months of the participant’s annual compensation, depending on the participant’s job level, and continued payment of the cost of the participant’s premiums for health continuation coverage under COBRA and life insurance coverage, each for a period equal to the number of months of severance pay.

Employee Retention Plan

On October 19, 2008, the Compensation Committee of the Board adopted an Employee Retention Plan in connection with the proposed Merger. The Employee Retention Plan is designed to provide incentives for certain covered employees to assure that the Company will have the continued dedication and objectivity of such employees pending the completion of the Merger. Under the Employee Retention Plan, an aggregate of $1,000,000 has been allocated to the payment of retention bonuses if the conditions for payment are satisfied, with payment to occur upon the closing of the Merger. The conditions under the Employee Retention Plan include continued employment of the recipient by the Company through the closing of the Merger. If a recipient is terminated prior to the payment date without “cause” as defined in the plan, then the recipient will receive his or her full retention bonuses. The Compensation Committee of the Board has allocated payments of $450,000 to Peter H. Jackson, the Company’s Chief Executive Officer, and $300,000 to Wendy A. Nieto, the Company’s Chief Financial Officer, under the Employee Retention Plan. Eligible recipients under the Employee Retention Plan are not eligible to receive any payments under the Employee Change of Control Severance Policy.

On October 19, 2008, Mr. Jackson and Ms. Nieto entered into non-competition agreements with the Company in connection with the proposed Merger. The non-competition agreements will become effective upon the closing of the Merger. The non-competition agreements prohibit Mr. Jackson and Ms. Nieto from engaging in those lines of business in which the Company is currently engaged, other than its sports team oriented social networking business, for a period of one year following the date of such agreements.

On or about October 19, 2008, the Company entered into Amended and Restated Change of Control Severance Agreements with each of Peter H. Jackson, Wendy A. Nieto, Justin M. Benson and one other employee which implemented certain technical amendments to these agreements to comply with certain provisions of Section 409A of the Internal Revenue Code. The material terms of these agreements which have been previously disclosed by the Company were not changed. On October 19, 2008, the Company also entered into a Change of Control Severance Agreement with another employee of the Company.

The foregoing descriptions of the Merger Agreement, Voting Agreement, Employee Change of Control Severance Policy, Employee Retention Plan and Amendment are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, Voting Agreement, Employee Change of Control Severance Policy, Employee Retention Plan and Amendment which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	First Amendment to the Second Amended and Restated Preferred Stock Rights Agreement between Intraware, Inc. and Computershare Investor Services, LLC, dated October 20, 2008

10.1	Agreement and Plan of Merger by and among, Intraware, Inc., Acresso Software Inc. and Intraware Merger Corp., dated October 20, 2008

10.2	Form of Voting Agreement, each dated as of October 20, 2008, by and among Acresso Software Inc. and certain stockholders of Intraware, Inc.

10.3	Intraware Employee Change of Control Severance Policy, as amended and restated October 19, 2008

10.4	Employee Retention Plan, dated October 19, 2008

10.5	Amended and Restated Change of Control Severance Agreement, dated as of October 20, 2008 between Intraware, Inc. and Justin M. Benson

10.6	Amended and Restated Change of Control Severance Agreement, dated as of October 19, 2008 between Intraware, Inc. and Peter H. Jackson

10.7	Amended and Restated Change of Control Severance Agreement, dated as of October 19, 2008 between Intraware, Inc. and Wendy A. Nieto

99.1	Press Release dated October 20, 2008

Additional Information and Where You Can Find It

In connection with the transaction, the Company will file a proxy statement with the SEC. The proxy statement will be mailed to the stockholders of the Company. Investors and security holders of the Company are urged to read the proxy statement when it becomes available because it will contain important information about the Company and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Intraware Investor Relations at ir@intraware.com or via telephone at (888) 446-8729. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of the Company and their respective interests in the proposed transaction will be available in the proxy statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2008	INTRAWARE, INC.

/s/ Wendy A. Nieto
Wendy A. Nieto
Chief Financial Officer

Exhibits

Exhibit Number	Exhibit Title
4.1	First Amendment to the Second Amended and Restated Preferred Stock Rights Agreement between Intraware, Inc. and Computershare Investor Services, LLC, dated October 20, 2008

10.1	Agreement and Plan of Merger by and among, Intraware, Inc., Acresso Software Inc. and Intraware Merger Corp., dated October 20, 2008

10.2	Form of Voting Agreement, each dated as of October 20, 2008, by and among Acresso Software Inc. and certain stockholders of Intraware, Inc.

10.3	Intraware Employee Change of Control Severance Policy, as amended and restated October 19, 2008

10.4	Employee Retention Plan, dated October 19, 2008

10.5	Amended and Restated Change of Control Severance Agreement, dated as of October 20, 2008 between Intraware, Inc. and Justin M. Benson

10.6	Amended and Restated Change of Control Severance Agreement, dated as of October 19, 2008 between Intraware, Inc. and Peter H. Jackson

10.7	Amended and Restated Change of Control Severance Agreement, dated as of October 19, 2008 between Intraware, Inc. and Wendy A. Nieto

99.1	Press Release dated October 20, 2008